                                                                   Exhibit 10(h)
                                                                   -------------

                             SECOND AMENDMENT TO

                             THE ALLEN GROUP INC.

                               1992 STOCK PLAN


        This Second Amendment to The Allen Group Inc. 1992 Stock Plan, as previously amended by the Board of Directors on September 13, 1994 (the "Plan"), hereby is adopted this 23rd day of February 1995, to provide as follows:


      1.   Section 5(k) hereby is deleted in its entirety.


      2.   The last sentence of Section 6(d) hereby is deleted in its entirety.


      3. A new Section 15 hereby is added to the Plan and shall contain the following provisions:


                "15. WITHHOLDING OF TAXES. To the extent that the Company is required to withhold or receive federal, state, local or foreign taxes in connection with any payment made or benefit realized by an employee or other person under this Plan, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the employee or such other person make arrangements satisfactory to the Company for payment of any taxes required to be withheld. At the discretion of the Committee, any such arrangements may include, without limitation, relinquishment of a portion of any such payment or benefit or the surrender of outstanding shares of Common Stock, and any agreement pertaining to a grant of options or an award of Restricted Shares under the Plan may make such relinquishment the elective or mandatory form of satisfying such taxes. At the discretion of the Committee, in connection with any payment made or benefit realized by an employee or other person under this Plan, the Company and any such employee or other person also may make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required."


      All other provisions of the Plan hereby are ratified, confirmed and approved.


      IN WITNESS WHEREOF, the Company has caused this Second Amendment to be duly executed in its name by its duly authorized officer this 23rd day of February, 1995.


                                                    THE ALLEN GROUP INC.



                                                    By:   /s/ Philip Wm. Colburn
                                                          ----------------------
                                                          Philip Wm. Colburn

                                                          Chairman of the Board

ATTEST:.


/s/ McDara P. Folan, III
------------------------

McDara P. Folan, III

Secretary